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                                                                    EXHIBIT 99.1



                        Report of Independent Accountants

To the Board of Directors of Plains AAP, L.P.:

In our opinion, the accompanying balance sheet presents fairly, in all material respects, the financial position of Plains AAP, L.P. at December 31, 2001 in conformity with accounting principles generally accepted in the United States of America. This financial statement is the responsibility of Plains AAP, L.P.'s management; our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit of this statement in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, and evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

PricewaterhouseCoopers LLP

Houston, Texas
May 22, 2002






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                                PLAINS AAP, L.P.
                                  BALANCE SHEET
                                 (in thousands)

                                                                   December 31,
                                                                       2001
                                                                   ------------
                                     ASSETS

Cash                                                                 $     8
Investment in Plains All American Pipeline, L.P.                      51,770
                                                                     -------
                                                                     $51,778
                                                                     =======

                        LIABILITIES AND PARTNERS' CAPITAL

COMMITMENTS AND CONTINGENCIES
PARTNERS' CAPITAL
Limited Partners' Capital                                            $51,417
General Partner's Capital                                                361
                                                                     -------
                                                                     $51,778
                                                                     =======


                      See notes to the financial statement.





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Note 1 - Organization

     Plains AAP, L.P. (the "Partnership") is a Delaware limited partnership, which was formed on May 21, 2001 and, through a series of transactions, was capitalized on June 8, 2001. Through these series of transactions Plains Holdings Inc. (formerly known as Plains All American Inc. conveyed to the Partnership its general partner interest in Plains All American Pipeline, L.P. ("PAA") and, subsequently, sold a portion of its interest in the newly formed partnership to certain investors. The ownership interest in the Partnership (collectively, the "Partners") at December 31, 2001, was comprised of a 1% general partner interest held by Plains All American GP LLC (the "General Partner") and the following limited partner interests:

     .    Plains Holdings Inc. - 43.560%

     .    Sable Investments, L.P. -18.810%

     .    KAFU Holdings, L.P. - 16.253%

     .    E-Holdings III, L.P. - 8.910%

     .    Mark E. Strome - 2.113%

     .    PAA Management L.P. - 3.960%

     .    Strome Hedgecap Fund, L.P. - 1.055%

     .    John T. Raymond - .990%

     .    First Union Investors - 3.349%

     As of December 31, 2001, the Partnership owns a 2% general partner interest in PAA and an approximate 1% limited partner interest, consisting of 450,000 subordinated units (see Note 4) in PAA. PAA was formed in the fourth quarter of 1998, as a result of Plains Resources Inc. conveying all of its interest in their midstream crude oil business, the All American Pipeline and the San Joaquin Valley Gathering System to PAA in exchange for an indirect interest in
(1) 6,974,239 Common Units, 10,029,619 Subordinated Units and an effective 2% general partnership interest in PAA and its subsidiary operating partnerships;
(2) the right to receive incentive distributions; and (3) the assumption by PAA of $175.0 million of indebtedness incurred by Plains All American Inc. in connection with the All American Pipeline acquisition.

PAA's operations are concentrated in Texas, Oklahoma, California and Louisiana and in the Canadian provinces of Alberta, Saskatchewan and Manitoba, and can be categorized into two primary business activities:

     . Crude Oil Pipeline Transportation. PAA owns and operates over 3,000 miles of gathering and mainline crude oil pipelines located throughout the United States and Canada. Its activities from pipeline operations generally consist of transporting third-party volumes of crude oil for a fee.

     . Terminalling and Storage Activities and Gathering and Marketing Activities. In connection with its terminalling and storage activities, PAA owns and operates approximately 11.5 million barrels of above-ground crude oil terminalling and storage facilities, including the terminalling and storage facility at Cushing, Oklahoma. Cushing is the largest crude oil trading hub in the United States and the designated delivery point for New York Mercantile Exchange ("NYMEX") crude oil futures contracts. PAA's terminalling and storage operations generate revenue through a combination of storage and throughput charges to third parties. PAA also utilizes its storage tanks to counter-cyclically balance its gathering and marketing operations and to execute different hedging strategies to lock in profits and reduce the negative impact of crude oil market volatility. Its gathering and marketing operations include: the purchase of crude oil at the wellhead, and the bulk purchase




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          of crude oil at pipeline and terminal facilities; the transportation of crude oil on trucks, barges or pipelines; the subsequent resale or exchange of crude oil at various points along the crude oil distribution chain; and, the purchase of LPG from producers, refiners and other marketers, and sale of LPG to end users and retailers.

Note 2 - Summary of Significant Accounting Policies

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet. Although management believes these estimates are reasonable, actual results could differ from these estimates.

Investment in PAA

     The Partnership accounts for its ownership investment in PAA in accordance with Accounting Principles Board Opinion No. 18, "The Equity Method of Accounting for Investments in Common Stock". Although the Partnership owns less than 50% of PAA, the Partnership has the ability to exercise significant influence; and therefore, accounts for the investment under the equity method.

Income Taxes

     No liability for U.S. Federal or Canadian income taxes related to our operations is included in the accompanying financial statement because, as a partnership, we are not subject to Federal, State or Provincial income tax; and the tax effect of our activities accrues to the Partners. The Partners may be required to file U.S. Federal and State, as well as Canadian Federal and Provincial income tax returns.

Note 3 -Investment in PAA

     The Partnership's investment in PAA at December 31, 2001, is $51.8 million. The summarized financial information of PAA at December 31, 2001, is presented below (in thousands):

Current assets                              $558,082
Non - current assets                        $703,169
Current liabilities                         $505,160
Long-term debt and other long-term
 liabilities                                $353,294
Partners' capital                           $402,797

     At the date of inception, the Partnership's investment in PAA exceeded its share of the underlying equity in the net assets of PAA by $44.5 million. This excess is related to the fair value of PAA's crude oil pipelines and is amortized on a straight-line basis over their estimated useful life of 30 years.

Note 4 - Contribution of Subordinated Units

     On June 8, 2001, certain of our limited partners contributed to the Partnership an aggregate of 450,000 subordinated units of PAA. These subordinated units are intended for use in connection with an option plan (see
Note 6) pursuant to which certain members of the management of our general partner will, subject to the satisfaction of vesting criteria, have a right to purchase a portion of such subordinated units. Until the exercise of such options, we will continue to own and receive any distributions paid by PAA with respect to such subordinated units. Any distributions we make as a result of the receipt of distributions on the subordinated units will be paid to our limited partners in proportion to the original contribution of such subordinated units.




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Note 5 - Partner's Capital

     The Partnership distributes all of its available cash, less reserves established by management, on a quarterly basis. Except as described in Note 4, distributions are paid to the partners in proportion to their percentage interest in the Partnership.

     The General Partner manages the business and affairs of the Partnership. Except for situations in which the approval of the limited partner is expressly required by the Partnership agreement, or by nonwaivable provisions of applicable law, the General Partner has full and complete authority, power and discretion to manage and control the business, affairs and property of the Partnership, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Partnership's business, including the execution of contracts and management of litigation. The General Partner employs all officers and personnel involved in the operation and management of PAA and its subsidiaries. PAA reimburses the General Partner for all expenses, including compensation expenses, related to such operation and management. The Partnership has no commitment or intent to fund cash flow deficits or furnish other financial assistance to PAA.

Note 6 - Performance Option Plan

     In June 2001, the Performance Option Plan (the "Plan") was approved by the General Partner to grant options to purchase up to 450,000 subordinated units (See Note 4) to employees of the General Partner. As of December 31, 2001, options to purchase 312,500 units have been granted under the Plan. The options have been granted with an exercise price of $22, less 80% of any distributions on these subordinated units from the date of grant until the date of exercise. At December 31, 2001 the exercise price has been reduced to $21.19 for distributions made since the date of grant. The options have a ten-year term and vest only upon PAA meeting certain levels of distributions. These options are considered performance awards and will be accounted for at fair value upon vesting. No compensation has been recorded by the Partnership as no vesting has occurred as of December 31, 2001. Pursuant to the first quarter 2002 distribution, paid on May 15, 2002, PAA attained the distribution level necessary for 25% of the units to vest.

Note 7 - Accounting Pronouncements

     In June 2001, the Financial Accounting Standards Board ("FASB") issued Statements of Financial Accounting Standards No. 142 "Goodwill and Other Intangible Assets" ("SFAS 142"). SFAS 142 changes the accounting for goodwill and other intangible assets after an acquisition. The most significant changes made by SFAS 142 are:1) goodwill and intangible assets with indefinite lives will no longer be amortized; 2) goodwill and intangible assets with indefinite lives must be tested for impairment at least annually; and 3) the amortization period for intangible assets with finite lives will no longer be limited to forty years. We adopted this Standard effective January 1, 2002, and there was no effect on either our financial position, results of operations or cash flows.

     In June 2001, the FASB also issued SFAS 143 "Asset Retirement Obligations". SFAS 143 establishes accounting requirements for retirement obligations associated with tangible long-lived assets, including (1) the timing of the liability recognition, (2) initial measurement of the liability, (3) allocation of asset retirement cost to expense, (4) subsequent measurement of the liability and (5) financial statement disclosures. SFAS 143 requires that an asset retirement cost should be capitalized as part of the cost of the related long-lived asset and subsequently allocated to expense using a systematic and rational method. We will adopt the statement effective January 1, 2003, as required. The transition adjustment resulting from the adoption of SFAS 143 will be reported as a cumulative effect of a change in accounting principle. SFAS 143 will only impact the Partnership to the extent PAA is affected. At this time, we cannot reasonably estimate the effect of the adoption of this statement on either our financial position, results of operations, or cash flows.



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